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                                                                      EXHIBIT 23

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors and Shareholders
Sybron International Corporation:

     We consent to incorporation by reference in the registration statements (Nos. 33-54434, 33-54436, 33-74112, 33-80098, 33-94822 and 333-47015) on Form
S-8 and the registration statements (No. 33-68690 and 333-31967) on Form S-3, and the registration statement (No. 333-47795) on Form S-4, as amended by Post-Effective Amendment No. 1 thereto on Form S-3, of Sybron International Corporation (formerly Sybron Corporation) of our reports dated November 16, 1998 relating to the consolidated balance sheets of Sybron International Corporation and subsidiaries as of September 30, 1997 and 1998, and the related consolidated statements of income, shareholders' equity, and cash flows and related financial statement schedule for each of the years in the three-year period ended September 30, 1998, which reports appear in the September 30, 1998, Annual Report on Form 10-K of Sybron International Corporation.

                                                           KPMG Peat Marwick LLP

Milwaukee, Wisconsin
December 11, 1998

                                      EI-7